UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 17, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On October 17, 2005, a news release was issued on the subject of third quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Quarterly Report on Form 10-Q. The following is the third quarter earnings release for GM.

GM Reports Third-Quarter Financial Results

DETROIT - General Motors Corp. (NYSE: GM) today reported a loss of $1.1 billion, or $1.92 per diluted share, in the third quarter of 2005, excluding special items and a tax-rate adjustment. These results compare with net income of $315 million, or $0.56 per share, in the third quarter of 2004. Revenue rose more than 5 percent to $47.2 billion.

Including special items, GM reported a loss of $1.6 billion, or $2.89 per share in the third quarter of 2005. The special items include a non-cash charge of $805 million for asset impairments primarily in North America and Europe and restructuring charges at GM Europe of $56 million. These were partially offset by a tax-rate normalization totaling $311 million.

"Today we are announcing a significant update on our plan to address our health-care burden, which is the cornerstone of our efforts to reduce structural costs by a $5 billion run rate by the end next year," GM Chairman and Chief Executive Officer Rick Wagoner said. "These actions represent an acceleration of the pace and scope of our North American turnaround plan."

GM financial results described throughout the remainder of this release exclude special items unless otherwise noted. See Highlights for reconciliation of adjusted results to results based on Generally Accepted Accounting Principles
(GAAP).

                            GM Automotive Operations

GM's global-automotive operations reported a loss of $1.6 billion in the third quarter of 2005, as profitable results in GM's Asia-Pacific and Latin America/Africa/Mid-East regions were more than offset by losses in North America and Europe. GM's global-automotive operations lost $219 million in the prior-year period.

GM's global market share was 14.6 percent in the third quarter of 2005, compared with 15.4 percent in the year-ago period. Through the first nine months of 2005, GM sold more than 7 million vehicles worldwide, up 3.7 percent, with market share gains in three out of four business regions. Through September, GM's global market share was 14.4 percent compared to 14.5 percent a year ago.

"Our global brands - Chevrolet, Hummer, Saab and Cadillac - continue to grow around the world; we have plans to further leverage these strong brands as we expand and update their product line-ups," Wagoner said. "So far this year, Chevrolet sold nearly 3.4 million cars and trucks, accounting for 1 out of every 14 vehicles sold in the industry worldwide, and Cadillac, Hummer and Saab also continue to increase sales volumes."

GM North America (GMNA) reported a loss of $1.6 billion in the third quarter of 2005, compared with a loss of $88 million a year ago. Results were adversely affected by lower production volumes, continued increases in health care costs, higher material costs, and a shift in vehicle mix away from full-sized sport utility vehicles. The year-ago period also included a favorable one-time adjustment for product-liability reserves.

GM's market share in North America was 25.6 percent in the third quarter of 2005, compared with 28.5 percent a year ago. Dealer inventories ended the quarter at 818,000 units, down 319,000 units or 28 percent, from the year-ago period. Through the first nine months of 2005, GM's market share in North America was 26.1 percent, compared with 27 percent in the year-ago period.

"We're confident that we have the right product plan in place to improve our performance in North America," Wagoner said. "GM is introducing a broader range of new vehicles this year and next, including a number of crossover vehicles and hybrids. And our new full-sized sport utilities due out soon will feature substantial improvements in fuel economy along with new and emotionally compelling designs and best-in-class interiors."

GM's launch vehicles continue to gain momentum in the market. Sales of the Chevy HHR are off to a strong start, particularly in important markets like Houston, Dallas and the West Coast. The Pontiac G6 had its best sales ever in September, and the Chevrolet Cobalt, Buick LaCrosse, Cadillac DTS, Hummer H3 and Chevrolet Impala all continue to do well.

GM Europe (GME) reported a loss of $150 million in the third quarter of 2005, compared with a loss of $236 million in the year-ago quarter, as continued improvement in structural and material costs more than offset lower production volumes and higher start-up costs associated with the launch of the new Opel Zafira and redesigned Vectra/Signum family. GM's market share was down slightly in the third quarter of 2005 to 9.3 percent, but for the first nine months of 2005, GM's market share in Europe was up slightly to 9.6 percent.

"GM Europe is making significant and necessary progress improving its productivity and strengthening its overall competitiveness," Wagoner said. "We recently introduced the Chevrolet brand across Europe with products that are especially competitive in key growth segments. The good news is that Chevy sales are up 27 percent so far this year in Europe. Looking ahead, we're optimistic about the prospects for all of our brands, as we see strong dealer orders for new entries such as the Saab 9-3 SportCombi, the Opel/Vauxhall Zafira and the Chevrolet Matiz."

GM Asia Pacific (GMAP) earned $176 million in the third quarter of 2005, more than double the $78 million earned in the year-ago quarter. GM's market share in the Asia-Pacific region rose to 5.9 percent in the third quarter from 5.1 percent a year ago, led by gains in China and Thailand.

"We had a strong quarter in the Asia-Pacific region. Our growth strategy in China continues to gain momentum as we expand our product offerings," Wagoner said. "With sales up 160 percent this year, Cadillac is proving to be a strong complement to the successful Buick and Chevrolet brands in China. And GM Daewoo continues to increase its worldwide sales volumes with gains in both the domestic and export markets.

GM's market share in China rose 2.6 percentage points in the third quarter of 2005 to 11.7 percent and in Thailand, GM's market share rose 1.4 percentage points to 5.3 percent.

On Oct. 11, 2005, GM completed the sale of its 20 percent equity interest in Fuji Heavy Industries (FHI). As a result, GM will recognize cash proceeds of approximately $800 million in the fourth quarter of 2005 and report a gain of approximately $70 million in the same period. GM revised its second-quarter 2005 results to include a $788 million write-down associated with the reduced carrying value of the FHI investment.

GM Latin America/Africa/Mid-East (GMLAAM) earned $25 million in the third quarter of 2005, compared with net income of $27 million a year ago. The results reflect strong improvements in revenue and profitability in most countries in the region, slightly offset by the unfavorable effect of a strengthening currency on export profitability in Brazil.

"GM's sales volume in the LAAM region rose 20 percent in the quarter to a record 223,000 vehicles, with gains in Argentina, Brazil, Venezuela and South Africa," Wagoner said. "We expect record industry sales in the LAAM region this year, surpassing the previous record of 4.4 million sales in 1997."

GM's market share in the LAAM region rose to 17.5 percent in the third quarter of 2005 from 17.2 percent a year ago.

                                      GMAC

General Motors Acceptance Corp. (GMAC) reported record third-quarter net income of $675 million, up from $620 million in the third quarter of 2004, as strong results from mortgage operations more than offset lower earnings from financing and a modest decline in insurance earnings. In addition, losses from Hurricane Katrina reduced GMAC's third-quarter earnings by approximately $161 million, with the majority related to credit losses in GMAC's auto-finance and mortgage-lending businesses, with less significant losses in the insurance business.

"Despite losses from Hurricane Katrina and higher funding costs, GMAC had another strong quarter, with record third-quarter net income and strong liquidity," Wagoner said. "This is particularly impressive in light of GMAC's challenging funding environment." GM also indicated today in a separate announcement that the company is exploring options to further enhance GMAC's liquidity position and its ability to support GM/GMAC synergies.

"These potential actions are intended to restore GMAC's investment-grade credit rating and to renew its access to low-cost funding," Wagoner said. "In addition, these actions are designed to preserve and to grow the synergies between GM and GMAC, especially cost-effective auto financing, and sustaining GMAC's diversified earnings growth."

GMAC's financing operations earned $178 million in the third quarter of 2005, down from $259 million a year ago, reflecting the unfavorable effect of financing losses related to Hurricane Katrina and lower net interest margins as a result of increased borrowing costs. These factors were somewhat offset by improved used vehicle prices on terminating leases and favorable consumer credit provisions primarily as a result of lower asset levels in the third quarter of 2005.

Mortgage operations earned a record $408 million in the third quarter of 2005, up from the $266 million in the third quarter of 2004. GMAC's residential mortgage businesses benefited from increased gains on sales of mortgages as well as certain investment securities. In addition, improved servicing results, net of hedging activities, contributed to the increase in third-quarter earnings. GMAC's commercial mortgage business also experienced an increase in third-quarter earnings largely due to increases in fee and investment income. In August 2005, GMAC entered into a definitive agreement to sell a 60-percent interest in the commercial mortgage business. The transaction, which would protect its investment grade credit rating and enable GMAC to achieve superior returns, is on track to close around year-end.

Insurance operations reported earnings of $89 million in the third quarter of 2005, down from $95 million in the third quarter of 2004. Strong net underwriting revenue and favorable non-weather related loss experience was somewhat offset by increased reserves for insurance losses related to Hurricane Katrina.

GMAC continued to maintain strong liquidity, with a total of $24.3 billion in cash and certain marketable securities as of Sept. 30, 2005. GMAC also provided a significant source of cash flow to GM through the payment of a $500 million dividend in the third quarter, bringing total year to date dividends paid to its parent to $1.5 billion. GMAC continues to expect net income in excess of $2.5 billion for the full year while continuing to be a significant contributor to GM's cash flow with expected dividends to GM in excess of $2 billion in 2005.

                               Cash and Liquidity

Cash, marketable securities, and readily available assets of the Voluntary Employees' Beneficiary Association (VEBA) trust, excluding financing and insurance operations, totaled $19.2 billion at Sept. 30, 2005, down from $20.2 billion on June 30, 2005. In the third quarter of 2005, GM withdrew $1 billion from the VEBA trust to pay for retiree health care, and on Oct. 3, 2005, GM withdrew an additional $1 billion.


In this press release and in related comments by General Motors management, our use of the words "expect", "anticipate", "design", "estimate", "forecast", "initiative", "objective", "plan", "goal", "project", "outlook", "priorities," "targets", "intend", "evaluate." "seek" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: the ability of GM to complete a transaction with a strategic investor regarding a controlling interest in GMAC while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC and GM; changes in relations with unions and employees/retirees and the legal interpretations of the agreements with those unions with regard to employees/retirees; changes in economic conditions, currency exchange rates or political stability; shortages of and price increases for fuel, labor strikes or work stoppages; health care costs; market acceptance of the corporation's new products; pace of product introductions; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.

GM is recording the remarks and visuals presented today which are copyrighted by GM and may not be reproduced, transcribed, or distributed in any way without the express written consent of General Motors. Therefore, this conference may not be recorded by attendees. We consider your participation to constitute your consent to being recorded today.

Additionally, in accordance with Regulation G, supplemental financial disclosure is included which provides a quantitative reconciliation of non-GAAP financial disclosures addressed in the context of the following chart set to GM's GAAP financial results and provides definition around non-GAAP terminology addressed.


                                      ###

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)
                                   (unaudited)

     Management believes that the adjusted information set forth herein is useful to investors as it represents how Management views the results of operations and cash of the Corporation and, therefore, is the basis on which internal evaluation metrics are determined. The internal evaluation metrics are those used by the Corporation's Board of Directors to evaluate Management.


                                   Three Months Ended     Year to Date
                                     Sept. 30, 2005      Sept. 30, 2005
                                    ---------------      --------------
                                     Net       $1-2/3     Net      $1-2/3
                                    Income      EPS      Income     EPS
                                    ------     -----     ------    -----
     REPORTED
     --------
     Net income                   $(1,633)   $(2.89)   $(3,811)   $(6.74)
                                    =====      ====      =====      ====
     ADJUSTMENTS
     -----------
     Salaried Attrition Program (A)                        148      0.26
     Plant and Facility
      Impairments (B)                 805      1.42        889      1.57
     Impairment of investment in
       Fuji Heavy Industries (C)                           788      1.39
     GME Restructuring Charge (D)      56      0.10        604      1.07
     Tax Items (E)                   (311)    (0.55)      (858)    (1.51)
                                      ---      ----      -----      ----
     Subtotal                         550      0.97      1,571      2.78

     ADJUSTED
     --------
                                    -----      ----      -----      ----
     Adjusted (loss)              $(1,083)   $(1.92)   $(2,240)   $(3.96)
                                    =====      ====      =====      ====
     (A) Salaried Attrition Program relates to voluntary early retirement and other separation programs in the U.S. in the first quarter of 2005.
     (B) Plant and Facility Impairments reflects the results of third quarter reviews of the carrying value of long-lived assets held and used, other than goodwill and intangible assets with indefinite lives. Impairments primarily relate to product-specific assets but also include amounts related to office and production facilities. In addition, year to date results include the first quarter 2005 write-down to fair market value of various plant assets in connection with the cessation of production at the Lansing assembly plant.
     (C) Relates to the write-down to fair market value, as of June 30, 2005, of GM's investment in approximately 20% of the common stock of Fuji Heavy Industries (FHI). The book value of GM's investment in FHI was approximately $1.5 billion prior to the write-down.
     (D) In the fourth quarter of 2004, GM Europe announced a restructuring plan targeting a reduction in annual structural costs of an estimated $600 million by 2006. A total reduction of 12,000 employees, including 10,000 in Germany, from 2005-2007 through separation programs, early retirements, and selected outsourcing initiatives is expected. The restructuring charge of $56 million in the third quarter of 2005 relates to approximately 500 additional separations in the third quarter, as well as charges related to previous separations that are required to be amortized over future periods. The year-to-date charge of $604 million also includes costs related to the separation of approximately 6,200 people in the first two quarters. The Corporation's plan

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)
                                   (unaudited)

         is on track and anticipates further separations and associated charges in the fourth quarter of 2005 and into 2006 and 2007. The amount of such future separation charges will be recognized in the respective periods, and will depend both on the type of separations and associated workforce demographics.
     (E) Tax Items relate to tax benefits (including the Medicare Part D benefit in the U.S), in excess of GM's previously communicated annual effective tax rate of 15%, which do not vary with the level of pre-tax income. Adjusted loss reflects an effective tax rate of 15%.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)
                                   (unaudited)


                                       Restated             Restated
                                   Three Months Ended     Year to Date
                                    Sept. 30, 2004       Sept. 30, 2004
                                    --------------       --------------
                                     Net                  Net
                                    Income      EPS      Income     EPS
                                    ------     -----     ------    -----

     REPORTED
     --------
     Net income                      $315     $0.56     $2,900     $5.11
                                      ===      ====      =====      ====

     There were no special items in the three or nine months ended September 30, 2004.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                    Third Quarter         Year to Date
                                    --------------       --------------
                                             Restated            Restated
                                    2005       2004      2005      2004
                                    ----       ----      ----      ----
     (dollars in millions except per share amounts)
     Total net sales and
      revenues                    $47,226   $44,899   $141,468  $141,983
      Adjusted                    $47,226   $44,899   $141,468  $141,983
     Net income (loss)            $(1,633)     $315    $(3,811)   $2,900
      Adjusted                    $(1,083)     $315    $(2,240)   $2,900
     Net margin
      (Net income / Total net
        sales and revenues)          (3.5%)     0.7%      (2.7%)     2.0%
      Adjusted                       (2.3%)     0.7%      (1.6%)     2.0%
     Earnings (losses) per share
      - basic
      $1-2/3 par value             $(2.89)    $0.56     $(6.74)    $5.14
     Earnings (losses) per share
      - diluted
      $1-2/3 par value             $(2.89)    $0.56     $(6.74)    $5.11
     Earnings (losses) per share
      - adjusted diluted
      $1-2/3 par value             $(1.92)(1) $0.56     $(3.96)    $5.11
     GM $1-2/3 par value average
      shares outstanding (Mil's)
      Basic shares                    566       565        565       565
      Diluted shares                  566       567        565       568
     Cash dividends per share
      of common stocks
      GM $1-2/3 par value           $0.50     $0.50      $1.50     $1.50

     See reconciliation of adjusted financial results on pages 11-16, and footnotes on page 19.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                    Third Quarter         Year to Date
                                    --------------       --------------
                                    2005       2004      2005      2004
                                    ----       ----      ----      ----

     Book value per share of
      common stocks at September 30
      GM $1-2/3 par value          $39.65    $48.90

     Auto & Other total cash
      & marketable securities
      at Sept. 30 ($Bil's)          $15.1     $21.0
      Readily-available assets
        in VEBA                      $4.1(2)   $3.5
                                      ---       ---
      Total Auto & Other cash
        & marketable securities
        plus readily-available
        assets in VEBA              $19.2     $24.5
                                     ====      ====

     Auto & Other Operations
      ($Mil's)
      Depreciation                 $1,256    $1,117     $3,818    $3,706
      Amortization of special
        tools                       1,907       737      3,526     2,237
      Amortization of intangible
        assets                         14         9         37        25
                                    -----     -----      -----     -----
        Total                      $3,177    $1,863     $7,381    $5,968
                                    =====     =====      =====     =====

     GM's share of nonconsolidated
      affiliates' net income (loss)
      ($Mil's)
      Italy*                           NA       $30        $32       $59
      Japan                           $45       $32       $140      $191
      China                           $86       $74       $218      $384
      South Korea#                     NA      $(25)       $17      $(18)

     * During the second quarter of 2005, GM and Fiat S.p.A. completed the liquidation and termination of all joint ventures between them in existence at that time. As a result, GM regained complete ownership of all assets it originally contributed to each joint venture.
     # Effective for the third quarter 2005, the results of GM Daewoo's operations are consolidated by GM. 2004 amounts are restated; previously reported amounts for the third quarter and year-to-date 2004 were $(2) and $(18), respectively.

     See footnotes on page 19.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Third Quarter
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $24,788  $26,306    $ -     $ -  $24,788   $26,306
     GME                7,149    6,935      -       -    7,149     6,935
     GMLAAM             2,991    2,166      -       -    2,991     2,166
     GMAP               3,752    1,601      -       -    3,752     1,601
                       ------   ------     --      --   ------    ------
      Total GMA        38,680   37,008      -       -   38,680    37,008
     Other(3)            (317)      57      -       -     (317)       57
                       ------   ------     --      --   ------    ------
     Total Auto &
      Other            38,363   37,065      -       -   38,363    37,065
                       ------   ------     --      --   ------    ------
     GMAC               8,754    7,691      -       -    8,754     7,691
     Other Financing(3)   109      143      -       -      109       143
                       ------   ------     --      --   ------    ------
      Total FIO         8,863    7,834      -       -    8,863     7,834
                       ------   ------     --      --   ------    ------
     Total net sales
      and revenues    $47,226  $44,899    $ -     $ -  $47,226   $44,899
                       ======   ======     ==      ==   ======    ======

     Income (loss)
      before income
      taxes, equity
      income, and
      minority interests
     GMNA             $(2,688)   $(198)  $743     $ -  $(1,945)    $(198)
     GME                 (602)    (439)   348       -     (254)     (439)
     GMLAAM              (114)      45    150       -       36        45
     GMAP                  (7)     (18)    89       -       82       (18)
                        -----      ---  -----      --    -----       ---
      Total GMA        (3,411)    (610) 1,330       -   (2,081)     (610)
     Other               (362)    (149)     -       -     (362)     (149)
                        -----      ---  -----      --    -----       ---
      Total Auto &
        Other          (3,773)    (759) 1,330       -   (2,443)     (759)
                        -----      ---  -----      --    -----       ---
     GMAC               1,052      935      -       -    1,052       935
     Other Financing       (1)      (2)     -       -       (1)       (2)
                        -----      ---  -----      --    -----       ---
      Total FIO         1,051      933      -       -    1,051       933
                        -----      ---  -----      --    -----       ---
     Total income (loss)
      before income
      taxes, equity
      income, and
      minority
      interests       $(2,722)    $174 $1,330     $ -  $(1,392)     $174
                        =====      ===  =====      ==    =====       ===

     See footnotes on page 19.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Third Quarter
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Net income (loss)
     GMNA             $(2,095)    $(88)  $468     $ -  $(1,627)     $(88)
     GME                 (382)    (236)   232       -     (150)     (236)
     GMLAAM               (74)      27     99       -       25        27
     GMAP                 114       78     62       -      176        78
                        -----      ---     --      --      ---       ---
      Total GMA        (2,437)    (219)   861           (1,576)     (219)
     Other                122      (83)  (311)      -     (189)      (83)
                        -----      ---    ---      --    -----       ---
      Total Auto &
        Other          (2,315)    (302)   550       -   (1,765)     (302)
                        -----      ---    ---      --    -----       ---
     GMAC                 675      620      -       -      675       620
     Other Financing        7       (3)     -       -        7        (3)
                          ---      ---    ---      --      ---       ---
      Total FIO           682      617      -       -      682       617
                        -----      ---    ---      --    -----       ---
     Net income (loss)$(1,633)    $315   $550     $ -  $(1,083)     $315
                        =====      ===    ===      ==    =====       ===

     Income tax expense
      (benefit)
     GMNA               $(611)    $(76)  $275       -    $(336)     $(76)
     GME                 (213)    (167)   116       -      (97)     (167)
     GMLAAM               (42)      13     51       -        9        13
     GMAP                 (12)      (9)    27       -       15        (9)
                          ---      ---    ---      --      ---       ---
      Total GMA          (878)    (239)   469       -     (409)     (239)
     Other               (479)     (66)   311       -     (168)      (66)
                        -----      ---    ---      --      ---       ---
      Total Auto &
        Other          (1,357)    (305)   780       -     (577)     (305)
                        -----      ---    ---      --      ---       ---
     GMAC                 376      313      -       -      376       313
     Other Financing       (8)       1      -       -       (8)        1
                          ---      ---    ---      --      ---       ---
      Total FIO           368      314      -       -      368       314
                          ---      ---    ---      --      ---       ---
     Income tax expense
      (benefit)         $(989)      $9   $780     $ -    $(209)       $9
                          ===        =    ===      ==      ===         =

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Third Quarter
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.       36%       5%     59%      -     15%        5%
     GMNA                 23%      38%     37%      -     17%       38%
     GME                  35%      38%     33%      -     38%       38%
     GMAC                 36%      34%      -       -     36%       34%


     Equity income (loss)
      and minority interests
     GMNA               $(18)     $34     $ -     $ -   $(18)      $34
     GME                   7       36       -       -      7        36
     GMLAAM               (2)      (5)      -       -     (2)       (5)
     GMAP                109       87       -       -    109        87
                         ---      ---      --      --    ---       ---
     Total GMA           $96     $152     $ -     $ -    $96      $152
                          ==      ===      ==      ==     ==       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $77,291  $84,838    $ -     $ -  $77,291   $84,838
     GME               23,569   22,572      -       -   23,569    22,572
     GMLAAM             8,225    5,908      -       -    8,225     5,908
     GMAP               7,368    4,893      -       -    7,368     4,893
                      -------  -------     --      --  -------   -------
      Total GMA       116,453  118,211      -       -  116,453   118,211
     Other               (609)     193      -       -     (609)      193
                      -------  -------     --      --  -------   -------
     Total Auto &
      Other           115,844  118,404      -       -  115,844   118,404
                      -------  -------     --      --  -------   -------
     GMAC              25,294   22,964      -       -   25,294    22,964
     Other Financing      330      615      -       -      330       615
                      -------  -------     --      --  -------   -------
      Total FIO        25,624   23,579      -       -   25,624    23,579
                      -------  -------     --      --  -------   -------
     Total net sales
      and revenues   $141,468 $141,983    $ -     $ - $141,468  $141,983
                      =======  =======     ==      ==  =======   =======

     Income (loss)
      before income
      taxes, equity
      income, and
      minority interests
     GMNA             $(6,025)    $821 $1,100     $ -  $(4,925)     $821
     GME               (1,636)    (758) 1,205       -     (431)     (758)
     GMLAAM                 5       64    150       -      155        64
     GMAP                (856)      28    902       -       46        28
                        -----      ---  -----      --    -----       ---
      Total GMA        (8,512)     155  3,357       -   (5,155)      155
     Other             (1,247)    (717)    13       -   (1,234)     (717)
                        -----      ---  -----      --    -----       ---
      Total Auto &
        Other          (9,759)    (562) 3,370       -   (6,389)     (562)
                        -----    -----  -----      --    -----     -----
     GMAC               3,370    3,493      -       -    3,370     3,493
     Other Financing      (18)     (27)     -       -      (18)      (27)
                        -----    -----  -----      --    -----     -----
      Total FIO         3,352    3,466      -       -    3,352     3,466
                        -----    -----  -----      --    -----     -----
     Total income (loss)
      before income
      taxes, equity
      income, and
      minority
      interests       $(6,407)  $2,904 $3,370     $ -  $(3,037)   $2,904
                        =====    =====  =====      ==    =====     =====

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Net income (loss)
     GMNA             $(4,849)    $668   $692     $ -  $(4,157)     $668
     GME                 (996)    (397)   780       -     (216)     (397)
     GMLAAM                 5       38     99       -      104        38
     GMAP                (438)     612    850       -      412       612
                        -----      ---  -----      --    -----       ---
      Total GMA        (6,278)     921  2,421       -   (3,857)      921
     Other                248     (234)  (850)      -     (602)     (234)
                        -----      ---  -----      --    -----       ---
      Total Auto &
        Other          (6,030)     687  1,571       -   (4,459)      687
                        -----    -----  -----      --    -----     -----
     GMAC               2,219    2,230      -       -    2,219     2,230
     Other Financing        -      (17)     -       -        -       (17)
                        -----    -----  -----      --    -----     -----
      Total FIO         2,219    2,213      -       -    2,219     2,213
                        -----    -----  -----      --    -----     -----
     Net income (loss)$(3,811)  $2,900 $1,571     $ -  $(2,240)   $2,900
                        =====    =====  =====      ==    =====     =====

     Income tax expense
      (benefit)
     GMNA             $(1,259)    $132   $408     $ -    $(851)     $132
     GME                 (590)    (288)   425       -     (165)     (288)
     GMLAAM                 1       16     51       -       52        16
     GMAP                 (54)      (4)    52       -       (2)       (4)
                        -----      ---    ---      --      ---       ---
      Total GMA        (1,902)    (144)   936       -     (966)     (144)
     Other             (1,481)    (486)   863       -     (618)     (486)
                        -----      ---    ---      --    -----       ---
      Total Auto &
        Other          (3,383)    (630) 1,799       -   (1,584)     (630)
                        -----    -----  -----      --    -----       ---
     GMAC               1,147    1,259      -       -    1,147     1,259
     Other Financing      (18)     (10)     -       -      (18)      (10)
                        -----    -----  -----      --    -----     -----
      Total FIO         1,129    1,249      -       -    1,129     1,249
                        -----    -----  -----      --    -----     -----
     Income tax expense
      (benefit)       $(2,254)    $619 $1,799     $ -    $(455)     $619
                        =====      ===  =====      ==      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2005 and 2004
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                              Restated                         Restated
                        2005     2004    2005     2004   2005     2004
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.      35%      21%      53%      -     15%       21%
     GMNA                21%      16%      37%      -     17%       16%
     GME                 36%      38%      35%      -     38%       38%
     GMAC                34%      36%       -       -     34%       36%


     Equity income (loss)
      and minority interests
     GMNA              $(83)    $(21)     $ -     $ -   $(83)     $(21)
     GME                 50       73        -       -     50        73
     GMLAAM               1      (10)       -       -      1       (10)
     GMAP               364      580        -       -    364       580
                        ---      ---       --      --    ---       ---
     Total GMA         $332     $622      $ -     $ -   $332      $622
                        ===      ===       ==      ==    ===       ===

                           General Motors Corporation
                              Operating Statistics

                                    Third Quarter         Year to Date
                                    --------------       --------------
                                    2005       2004      2005      2004
                                    ----       ----      ----      ----
     (units in thousands)
     Worldwide Production Volume
      GMNA - Cars                    424        463      1,352    1,531
      GMNA - Trucks                  722        746      2,224    2,412
                                   -----      -----      -----    -----
        Total GMNA                 1,146      1,209      3,576    3,943
      GME                            412        411      1,415    1,387
      GMLAAM                         207        185        587      516
      GMAP                           409        314      1,142      947
                                   -----      -----      -----    -----
        Total Worldwide            2,174      2,119      6,720    6,793
                                   =====      =====      =====    =====
     Vehicle Unit Deliveries
      Chevrolet - Cars               218        265        680      701
      Chevrolet - Trucks             494        531      1,440    1,407
      Pontiac                        128        122        341      378
      GMC                            154        175        463      458
      Buick                           82         87        231      249
      Oldsmobile                       0          3          2       27
      Saturn                          63         58        168      171
      Cadillac                        61         63        183      169
      Other                           34         21         79       60
                                   -----      -----      -----    -----
        Total United States        1,234      1,325      3,587    3,620
      Canada, Mexico, and Other      181        169        548      519
                                   -----      -----      -----    -----
        Total GMNA                 1,415      1,494      4,135    4,139
      GME                            460        461      1,526    1,500
      GMLAAM                         223        186        632      520
      GMAP                           262        209        774      659
                                   -----      -----      -----    -----
      Total Worldwide              2,360      2,350      7,067    6,818
                                   =====      =====      =====    =====
     Market Share
      United States - Cars          22.6%       26.9%     23.1%    25.4%
      United States - Trucks        28.8%       31.1%     29.2%    29.4%
        Total United States         26.1%       29.3%     26.5%    27.6%
      Total North America           25.6%       28.5%     26.1%    27.0%
      Total Europe                   9.3%        9.5%      9.6%     9.5%
      Total LAAM                    17.5%       17.2%     17.2%    16.9%
      Asia and Pacific               5.9%        5.1%      5.7%     5.2%
        Total Worldwide             14.6%       15.4%     14.4%    14.5%

      U.S. Retail/Fleet Mix
        % Fleet Sales - Cars        34.6%       36.2%     36.1%    37.1%
        % Fleet Sales - Trucks      19.4%       12.7%     18.2%    16.1%
         Total Vehicles             25.2%       22.0%     25.1%    24.6%

     GMNA Capacity Utilization
     (2 shift rated, annualized)    84.8%      79.0%      88.3%    86.7%

     GMNA Vehicle Revenue
      Per Unit                   $19,157    $18,310

                           General Motors Corporation
                              Operating Statistics

                                      Third Quarter          Year to Date
                                      --------------        --------------
                                      2005        2004      2005     2004
                                      ----        ----      ----     ----
     GMAC's Worldwide Cost of
      Borrowing (4)                    5.22%      3.87%      4.74%    3.69%

     GMAC Period End Debt Spreads
      Over U.S. Treasuries
       2 Year                           310 bp     120 bp
       5 Year                           535 bp     200 bp
      10 Year                           550 bp     250 bp

     GMAC Cash Reserve Balance
      ($Bil's) (5)                    $24.3      $24.4

     GMAC Automotive Finance
      Operations Consumer
        Credit (North America)
      Net charge-offs as a % of
        managed receivables            1.19%      1.13%      1.01%    1.12%
      Retail contracts 30 days
        delinquent - % of average
        number of contracts
        outstanding (6)                2.40%      2.19%      2.14%    2.08%

     Retail Penetration (U.S. only)
     Total consumer volume (retail
      and lease) as % of retail sales    31%        42%        39%      39%
     SmartLease and SmartBuy
      as % of retail sales               15%        11%        18%      14%

     Off-lease Vehicle
      Remarketing (U.S. only)
     Average net gain per vehicle    $1,017       $459     $1,160     $504
     Off-lease vehicles
      terminated (units in 000s)         69         98        225      330

     GMAC Mortgage Operations ($Bil's)
      Origination volume              $59.2      $41.2     $151.1   $124.9
      Mortgage servicing rights,
        net                            $4.4       $3.8

     GMAC Insurance Operations ($Mil's)
      Premium revenue written        $1,053     $1,061     $3,209   $3,107
      Investment portfolio
        market value                 $7,800     $6,625
      After-tax net unrealized
        capital gains                  $563       $424

     GMAC Consolidated ($Mil's, after tax)
      Estimated financing and insurance
        losses from Hurricane Katrina (7)
         Financing                      $70         $-        $70       $-
         Mortgage                        73          -         73        -
         Insurance                       18          -         18        -
                                        ---         --         --       --
         Total                         $161          -       $161        -
                                        ===         ==        ===       ==

                           General Motors Corporation

                                          Third Quarter        Year to Date
                                         --------------       --------------
                                         2005      2004       2005     2004
                                         ----      ----       ----     ----

      Worldwide Employment
      at Sept. 30 (in 000's)
      United States Hourly               106        112
      United States Salary                36         38
                                         ---        ---
        Total United States              142        150
      Canada, Mexico, and Other           31         31
                                         ---        ---
      GMNA                               173        181
      GME                                 56         62
      GMLAAM                              32         28
      GMAP (8)                            27         14
      GMAC                                34         33
      Other                                3          5
                                         ---        ---
        Total                            325        323
                                         ===        ===

      Worldwide Payrolls ($Bil's)       $5.2       $4.9      $15.6    $15.9



     Footnotes:
     ---------
     (1) This amount is comparable to First Call analysts' consensus.
     (2) The increase in readily-available assets results from higher withdrawal capacity from the hourly VEBA trust due to increased other postretirement employee benefit payments, and the addition of withdrawal capacity from the salaried VEBA that was funded in 2004.
     (3) Other Operations and Other Financing include intercompany eliminations.
     (4) Calculated by dividing total interest expense (excluding mark to market adjustments) by total debt.
     (5) Balance at September 30, 2005 comprises $21.8 billion of cash and cash equivalents and $2.5 billion in marketable securities with maturities greater than 90 days. Balance at September 30, 2004 consisted entirely of cash and cash equivalents.
     (6) Excludes accounts in bankruptcy.
     (7) Represents the best estimate of accrued losses based on the most current information available.
     (8) 2005 includes approximately 13,000 employees added as a result of GM Daewoo consolidation.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                       Three Months Ended      Nine Months Ended
                                         September 30,           September 30,
                                  ----------------------------------------------
                                                   (As                   (As
                                                 restated)             restated)
                                        2005        2004       2005       2004
                                        ----        ----       ----       ----
                                (dollars in millions except per share  amounts)

     Total net sales and
       revenues                      $47,226     $44,899   $141,468    $141,983
                                      ------      ------    -------     -------
     Cost of sales and other
       expenses                       40,372      37,373    120,587     115,924
     Selling, general, and
       administrative expenses         5,517       4,342     15,838      14,522
     Interest expense                  4,059       3,010     11,450       8,633
                                       -----       -----     ------      ------

      Total costs and expenses        49,948      44,725    147,875     139,079
                                      ------      ------    -------     -------

     Income (loss) before income
       taxes, equity income
       and minority interests         (2,722)        174     (6,407)      2,904
     Income tax expense (benefit)       (989)          9     (2,254)        619

     Equity income (loss) and
       minority interests                100         150        342         615
                                       -----         ---      -----       -----
      Net income (loss)              $(1,633)       $315    $(3,811)     $2,900
                                       =====         ===      =====       =====

     Basic earnings (loss) per
     share attributable to
      common stock                    $(2.89)      $0.56     $(6.74)      $5.14
                                        ====        ====       ====        ====

     Earnings (loss) per share
       attributable to
       common stock assuming
       dilution                       $(2.89)      $0.56     $(6.74)      $5.11
                                        ====        ====       ====        ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                       Three Months Ended      Nine Months Ended
                                         September 30,           September 30,
                                  ----------------------------------------------
                                                   (As                   (As
                                                 restated)             restated)
                                        2005        2004       2005       2004
                                        ----        ----       ----       ----
                                                (dollars in millions)

     AUTOMOTIVE AND OTHER
     OPERATIONS

     Total net sales and
       revenues                      $38,363     $37,065   $115,844    $118,404
                                      ------      ------    -------     -------
     Cost of sales and other
       expenses                       38,009      34,913    113,776     108,603
     Selling, general, and
       administrative expenses         3,285       2,212      9,442       8,379
                                      ------      ------    -------     -------
      Total costs and expenses        41,294      37,125    123,218     116,982
                                      ------      ------    -------     -------

     Interest expense                    746         622      2,102       1,780
     Net expense from
       transactions with
       Financing and Insurance
       Operations                        96           77        283         204
                                       -----         ---      -----       -----
     (Loss) before income
       taxes,equity income, and
       minority interests             (3,773)       (759)    (9,759)       (562)
     Income tax (benefit)             (1,357)       (305)    (3,383)       (630)
     Equity income (loss) and
       minority interests                101         152        346         619
                                       -----         ---      -----         ---
       Net income (loss) -
         Automotive and Other
         Operations                  $(2,315)      $(302)   $(6,030)       $687
                                       =====         ===      =====         ===

     FINANCING AND INSURANCE
     OPERATIONS

     Total revenues                   $8,863      $7,834    $25,624     $23,579
                                       -----       -----     ------      ------
     Interest expense                  3,313       2,388      9,348       6,853
     Depreciation and
       amortization expense            1,440       1,338      4,242       4,001
     Operating and other
       expenses                        2,177       2,136      6,272       6,245
     Provisions for financing
       and insurance losses              978       1,116      2,693       3,218
                                       -----       -----     ------      ------
       Total costs and expenses        7,908       6,978     22,555      20,317
     Net income from
       transactions with
       Automotive and
       Other Operations                  (96)        (77)      (283)       (204)
                                       -----       -----     ------      ------
     Income before income
       taxes, equity income,
       and minority interests          1,051         933      3,352       3,466
     Income tax expense                  368         314      1,129       1,249
     Equity income (loss) and
       minority interests                 (1)         (2)        (4)         (4)
                                       -----         ---      -----       -----
       Net income - Financing
        and Insurance Operations        $682        $617     $2,219      $2,213
                                         ===         ===      =====       =====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                                                        (As
                                                                      restated)
                                                Sept.30,              Sept. 30,
                                                  2005     Dec. 31,     2004
                                              (Unaudited)   2004    (Unaudited)
                                              ----------   -------  ----------
                    ASSETS                          (dollars in millions)

     Cash and cash equivalents                  $35,598    $35,993     $37,589
     Marketable securities                       20,229     21,737      21,034
                                                 ------     ------      ------
       Total cash and marketable securities      55,827     57,730      58,623
     Finance receivables - net                  180,464    199,600     193,755
     Loans held for sale                         26,029     19,934      20,116
     Accounts and notes receivable (less
       allowances)                               16,799     21,236      17,379
     Inventories (less allowances)               14,175     12,247      12,544
     Deferred income taxes                       28,499     26,241      27,219
     Net equipment on operating leases
       (less accumulated depreciation)           37,972     34,214      33,016
     Equity in net assets of
       nonconsolidated affiliates                 4,260      6,776       6,637
     Property - net                              39,701     39,020      37,432
     Intangible assets - net                      4,955      4,925       4,732
     Other assets                                60,430     57,680      57,182
                                                -------    -------     -------
      Total assets                             $469,111   $479,603    $468,635
                                                =======    =======     =======

     LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable (principally trade)       $30,150    $28,830     $26,404
     Notes and loans payable                    285,128    300,279     290,920
     Postretirement benefits other than
       pensions                                  32,101     28,111      31,948
     Pensions                                     9,982      9,455       7,824
     Deferred income taxes                        6,749      7,078       6,134
     Accrued expenses and other
       liabilities                               81,645     77,727      77,417
                                                -------    -------     -------
      Total liabilities                         445,755    451,480     440,647
     Minority interests                            932         397         369
     Stockholders' equity
     $1-2/3 par value common stock
       (outstanding, 565,504,852;
       565,132,021; and 564,804,464
       shares)                                      943        942         941
     Capital surplus (principally
       additional paid-in capital)               15,281     15,241      15,209
     Retained earnings                            9,754     14,428      14,804
                                                 ------     ------      ------
            Subtotal                             25,978     30,611      30,954
     Accumulated foreign currency
       translation adjustments                   (1,630)    (1,194)     (1,678)
     Net unrealized gains on derivatives            406        589         215
     Net unrealized gains on securities             742        751         610
     Minimum pension liability adjustment        (3,072)    (3,031)     (2,482)
                                                 ------     ------      ------
        Accumulated other
          comprehensive loss                     (3,554)    (2,885)     (3,335)
                                                 ------     ------      ------
              Total stockholders' equity         22,424     27,726      27,619
                                                -------    -------     -------
     Total liabilities and stockholders'
       equity                                  $469,111   $479,603    $468,635
                                                =======    =======     =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

           SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED BALANCE SHEETS
                                                                        (As
                                                                      restated)
                                                Sept.30,              Sept. 30,
                                                  2005     Dec. 31,     2004
                                              (Unaudited)   2004    (Unaudited)
                                              ----------   -------  ----------
                    ASSETS                          (dollars in millions)
     Automotive and Other Operations
     Cash and cash equivalents                  $13,695    $13,148     $12,984
     Marketable securities                        1,437      6,655       7,969
                                                 ------     ------      ------
       Total cash and marketable securities      15,132     19,803      20,953
     Accounts and notes receivable (less
       allowances)                                7,800      6,713       6,542
     Inventories (less allowances)               13,755     11,717      12,035
     Net equipment on operating leases
       (less accumulated depreciation)            7,302      6,488       6,764
     Deferred income taxes and other
       current assets                             9,859     10,794      10,813
                                                 ------     ------      ------
       Total current assets                      53,848     55,515      57,107
     Equity in net assets of
       nonconsolidated affiliates                 4,260      6,776       6,637
     Property - net                              37,860     37,170      35,583
     Intangible assets - net                      1,674      1,599       1,445
     Deferred income taxes                       20,343     17,399      18,086
     Other assets                                41,101     40,844      41,251
                                                -------    -------     -------
       Total Automotive and Other
         Operations assets                      159,086    159,303     160,109
     Financing and Insurance Operations
     Cash and cash equivalents                   21,903     22,845      24,605
     Investments in securities                   18,792     15,082      13,065
     Finance receivables - net                  180,464    199,600     193,755
     Loans held for sale                         26,029     19,934      20,116
     Net equipment on operating leases
       (less accumulated depreciation)           30,670     27,726      26,252
     Other assets                                32,167     35,113      30,733
     Net receivable from Automotive and
       Other Operations                           3,399      2,426       2,548
                                                -------    -------     -------
       Total Financing and Insurance
         Operations assets                      313,424    322,726     311,074
                                                -------    -------     -------
     Total assets                              $472,510   $482,029    $471,183
                                                =======    =======     =======
     LIABILITIES AND STOCKHOLDERS' EQUITY
     Automotive and Other Operations
     Accounts payable (principally trade)       $26,784    $24,257     $23,287
     Loans payable                                1,509      2,062       2,540
     Accrued expenses                            43,040     46,147      45,420
     Net payable to Financing and
     Insurance Operations                         3,399      2,426       2,548
                                                -------     ------      ------
       Total current liabilities                 74,732     74,892      73,795
     Long-term debt                              30,929     30,460      30,065
     Postretirement benefits other than
       pensions                                  27,380     23,406      27,996
     Pensions                                     9,891      9,371       7,755
     Other liabilities and deferred
       income taxes                              15,764     15,657      15,402
                                                -------    -------     -------
       Total Automotive and Other
         Operations liabilities                 158,696    153,786     155,013
     Financing and Insurance Operations
     Accounts payable                             3,366      4,573       3,117
     Debt                                       252,690    267,757     258,315
     Other liabilities and deferred
       income taxes                              34,402     27,790      26,750
                                                -------    -------     -------
       Total Financing and Insurance
         Operations liabilities                 290,458    300,120     288,182
                                                -------    -------     -------
            Total liabilities                   449,154    453,906     443,195
     Minority interests                             932        397         369
                  Total stockholders' equity     22,424     27,726      27,619
                                                -------    -------     -------
     Total liabilities and stockholders'
       equity                                  $472,510   $482,029    $471,183
                                                =======    =======     =======





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



                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                       Nine Months Ended
                                                         September 30,
                                                  ------------------------
                                                                     (As
                                                                   restated)
                                                          2005       2004
                                                          ----       ----
                                                       (dollars in  millions)
     Net cash provided by operating activities          $3,775     $12,108

     Cash flows from investing activities
     Expenditures for property                          (5,048)     (4,762)
     Investments in marketable securities -
       acquisitions                                    (14,473)     (9,503)
     Investments in marketable securities -
       liquidations                                     16,091      10,095
     Net originations and purchases of mortgage
       servicing rights                                 (1,057)     (1,151)
     Increase in finance receivables                   (15,975)    (31,731)
     Proceeds from sales of finance receivables         27,802      16,811
     Operating leases - acquisitions                   (12,372)    (10,522)
     Operating leases - liquidations                     5,029       5,831
     Investments in companies, net of cash
       acquired                                          1,367         (85)
     Other                                              (1,546)        808
                                                         -----       -----
     Net cash provided by (used in) investing
       activities                                         (182)    (24,209)

     Cash flows from financing activities
     Net (decrease) increase in loans payable           (6,289)      1,559
     Long-term debt - borrowings                        49,194      57,505
     Long-term debt - repayments                       (50,834)    (44,822)
     Cash dividends paid to stockholders                  (863)       (847)
     Other                                               4,924       3,763
                                                         -----      ------
     Net cash (used in) provided by financing
       activities                                       (3,868)     17,158
     Effect of exchange rate changes on cash and
       cash equivalents                                   (120)        (22)
                                                           ---      ------
     Net (decrease) increase in cash and cash
       equivalents                                        (395)      5,035
     Cash and cash equivalents at beginning of
       the period                                       35,993      32,554
                                                        ------      ------
     Cash and cash equivalents at end of the
       period                                          $35,598     $37,589
                                                        ======      ======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

      SUPPLEMENTAL INFORMATION TO THE CONDENSED CONSOLIDATED STATEMENTS OF
                                   CASH FLOWS
                                   (Unaudited)

                                          Automotive and         Financing and
                                               Other               Insurance
                                          --------------         -------------
                                            Nine Months Ended September 30,
                                       -----------------------------------------
                                                                         (As
                                                                       restated)
                                       2005        2004       2005       2004
                                       ----        ----       ----       ----
                                                  (dollars in millions)
     Net cash (used in) provided
       by operating activities      $(2,482)     $1,273     $6,257     $10,835

     Cash flows from investing
       activities
     Expenditures for property       (4,878)     (4,502)      (170)       (260)
     Investments in marketable
       securities - acquisitions       (289)     (1,817)   (14,184)     (7,686)
     Investments in marketable
       securities - liquidations      5,319       2,915     10,772       7,180
     Net change in mortgage
       services rights                    -           -     (1,057)     (1,151)
     Increase in finance receivables      -           -    (15,975)    (31,731)
     Proceeds from sales of
       finance receivables                -           -     27,802      16,811
     Operating leases -
       acquisitions                       -           -    (12,372)    (10,522)
     Operating leases -
       liquidations                       -           -      5,029       5,831
     Net investing activity with
       Financing and Insurance
       Operations                     1,500           -          -           -
     Investments in companies, net
       of cash acquired               1,367         (94)         -           9
     Other                              (52)        348     (1,494)        460
                                      -----       -----      -----      ------
     Net cash provided by (used
       in) investing activities       2,967      (3,150)    (1,649)    (21,059)

     Cash flows from financing
       activities
     Net increase (decrease) in
       loans payable                      8        (498)    (6,297)      2,057
     Long-term debt - borrowings         97         845     49,097      56,660
     Long-term debt - repayments        (21)        (72)   (50,813)    (44,750)
     Net financing activity with
       Automotive & Other                 -           -     (1,500)          -
     Cash dividends paid to
       stockholders                    (863)       (847)         -           -
     Other                              (96)          -      5,020       3,763
                                       ----        ----      -----       -----
     Net cash (used in) provided
       by financing activities         (875)       (572)    (4,493)     17,730
     Effect of exchange rate
       changes on cash and
       cash equivalents                 (36)        (47)       (84)         25
     Net transactions with
       Automotive/Financing
       Operations                       973       1,056       (973)     (1,056)
     Net decrease in cash and cash
       equivalents                      547      (1,440)      (942)      6,475
     Cash and cash equivalents at
       beginning of the period       13,148      14,424     22,845      18,130
                                     ------      ------     ------      ------
     Cash and cash equivalents at
       end of the period            $13,695     $12,984    $21,903    $24,605
                                     ======      ======     ======     ======

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  October 17, 2005              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)








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